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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event to report)  August 19, 1996
                                                       -----------------

                            The Sled Dogs Company
             --------------------------------------------------
             (Exact name of registrant as specified in charter)


Colorado                           1-12850                       84-116-8832
- --------------------------------------------------------------------------------
(State or other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


        212 Third Avenue North, Suite 420, Minneapolis, MN      55401
        -----------------------------------------------------------------
             (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (612) 359-9020
                                                   --------------

            2324 University Avenue, Suite 115, St. Paul, MN  55114
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)




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Item 5. Other Events.

On August 19, 1996, The Sled Dogs Company (the "Company") announced its year end results, as follows:

      The Sled Dogs Company (Nasdaq: SNOW) reported a net loss of $1,369,635, or $.12 per share, on net sales of ($108,665) for the fourth quarter ended June 30, 1996 compared to a net loss of $788,099 or $.21 per share, on net sales of $50,541 for the fourth quarter ended June 30, 1995.

      For the twelve months ended June 30, 1996, the Company reported net sales of $876,803, a 9% increase over net sales of $808,082 reported for the twelve months ended June 30, 1995. The Company reported a net loss of $3,750,088 or $.41 per share for the twelve months ended June 30, 1996 compared to a net loss of $2,900,386 or $.77 per share for the twelve months ended June 30, 1995.

      "Notwithstanding a large Canadian order, poor sell through fed by lackluster Western snow conditions and sales representative performance issues caused 1996 product line returns to exceed sales for the quarter," said The Sled Dogs Company President and Chief Executive Officer John Sundet.

      "Fourth quarter highlights included the continued rollout of fiscal 1997's breakthrough K9(TM) model, the development of major retailer orders and international distributor relationships, a Mountain Dew Extreme Network cross promotion, and planning and preparation for fiscal 1997," he continued.







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                             The Sled Dogs Company
                                (NASDAQ:  SNOW)



                                 Three months ended June 30,
                                ----------------------------
                                    1996            1995
                                ------------    ------------
Net sales(2)                    $  (108,665)    $   50,541

Net loss                         (1,369,635)      (788,099)

Net loss per common share       $     (0.12)    $    (0.21)

Weighted average number of
shares outstanding(1)            11,749,999      3,749,999


                                Twelve months ended June 30,
                                ----------------------------
                                    1996            1995
                                ------------    ------------

Net sales                       $   876,803     $   808,082

Net loss                         (3,750,088)     (2,900,386)

Net loss per common share       $     (0.41)    $     (0.77)

Weighted average number of
shares outstanding(1)             9,061,474       3,749,999


(1) Actual shares of common stock issued and outstanding at June 30, 1996 were 11,749,999. The weighted average number of shares outstanding reflect the issuance of 8,000,000 shares on November 1, 1995 in a private placement of equity.

(2) A reduction in net sales occurred during the three months ended June 30, 1996 due to some customer returns being accepted under a Sled Dogs/Retailer shared risk sales program.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        THE SLED DOGS COMPANY




Dated: August 19, 1996                  By: /s/ John Sundet
                                            --------------------------
                                            John Sundet
                                            President














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